UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _________________________________________________________________
FORM 8-K
 _________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2024
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Axonics, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38721	45-4744083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
26 Technology Drive
Irvine, California 92618
(Address of principal executive offices) (Zip Code)
(949) 396-6322
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
  _________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.0001 per share	AXNX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Axonics, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) on March 22, 2024, to vote on the three proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 22, 2024, and mailed to the Company’s stockholders on or about February 22, 2024 (the “Proxy Statement”). As disclosed in the Proxy Statement, as of the close of business on February 8, 2024, the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the “Record Date”), there were 51,004,596 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 40,367,517 shares of Common Stock (representing approximately 79.14% of the shares of Common Stock outstanding on the Record Date and entitled to vote at the Special Meeting) were present virtually or represented by proxy at the Special Meeting, constituting a quorum for the Special Meeting.

The final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

Proposal 1 – Adoption of the Merger Agreement: The stockholders of the Company adopted the Agreement and Plan of Merger, dated January 8, 2024 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among the Company, Boston Scientific Corporation (“Boston Scientific”) and Sadie Merger Sub, Inc., a wholly owned subsidiary of Boston Scientific (“Merger Sub”), pursuant to which Boston Scientific will acquire the Company via a merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Boston Scientific. The voting results are set forth in the table immediately below:

For	Against	Abstain
40,322,592	4,303	40,622

Proposal 2 – Non-binding Advisory Vote on Compensation of Named Executive Officers: The stockholders of the Company approved, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers identified in the Proxy Statement that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. The voting results are set forth in the table immediately below:

For	Against	Abstain
35,133,272	4,291,341	942,904

Proposal 3 - Adjournment of the Special Meeting, if necessary or appropriate: The stockholders of the Company approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. Although this proposal was approved by the stockholders of the Company, because there were sufficient votes represented at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, this proposal to approve the adjournment of the Special Meeting is moot. The voting results are set forth in the table immediately below:

For	Against	Abstain
38,955,031	1,194,365	218,121

Item 8.01.    Other Events.

On March 22, 2024, the Company issued a press release announcing the adoption of the Merger Agreement by the Company’s stockholders at the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated March 22, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONICS, INC.

Date: March 25, 2024	By:	/s/ Raymond W. Cohen
Raymond W. Cohen
Chief Executive Officer